EXHIBIT 4.1


                               LECTEC CORPORATION
                             1998 STOCK OPTION PLAN


1.       Purpose.

         The purpose of the LecTec Corporation 1998 Stock Option Plan (the "Plan") is to aid in maintaining and developing personnel capable of assuring the future success of LecTec Corporation, a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford such personnel an opportunity to acquire a proprietary interest in the Company through stock options. Options granted under the Plan may be either Incentive Stock Options or Options which do not qualify as Incentive Stock Options.

2.       Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any entity that, directly or indirectly, through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) "Award" shall mean any Option or Stock Appreciation Right granted under the Plan.

         (c) "Award Agreement" shall mean the written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

         (e) "Committee" shall mean the committee of directors designated by the Board of Directors of the Company to administer the Plan. The Committee shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3. In addition, to the extent required by Section 162(m) of the Code, at all times all members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code.

         (f) "Eligible Person" shall mean, with respect to Incentive Stock Options, any full or part-time employee (including, but not limited to, officers and directors who are also employees) of the Company and of its Affiliates. "Eligible Person" shall also include, with respect to Options which do not qualify as Incentive Stock Options, consultants or independent contractors providing valuable services to the Company or its subsidiaries who are not also employees thereof.

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         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be (i) the last sale price of the Shares as reported on the Nasdaq National Market on such date, if the Shares are then quoted on the Nasdaq National Market, or (ii) the closing price of the Shares on such date on a national securities exchange, if the Shares are then being traded on a national securities exchange.

         (i) "Incentive Stock Options" shall mean Incentive Stock Options within the meaning of Section 422 of the Code.

         (j) "Option" shall mean either Incentive Stock Options or Options which do not qualify as Incentive Stock Options; provided, however, that to the extent the aggregate Fair Market Value of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422 of the Code of his or her employer corporation and its parent or Affiliates described in Section 424(e) or 424(f) of the Code) exceeds $100,000, such Options shall be treated as Options which do not qualify as Incentive Stock Options.

         (k) "Participant" shall mean any Eligible Person designated to be granted an Award under the Plan.

         (l) "Person" shall mean any individual, corporation, partnership, association or trust.

         (m) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

         (n) "Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

         (o) "Stock Appreciation Right" shall mean any right granted under
Section 5(b) of the Plan.

3.       Administration.

         (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the Award to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by


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which payments or other rights are to be calculated in connection with) each
Award; (iv) determine the terms and conditions of any Award or Award Agreement;
(v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award.

         (b) Meetings of the Committee. The Committee shall select one of its members as its chair and shall hold its meetings at such times and places as the Committee may determine. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.       Shares Available for Awards.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 500,000. Shares issued pursuant to the Plan may be either from the authorized but unissued Shares or from Shares reacquired by the Company, including Shares purchased in the open market. If any Shares covered by an Award or to which an Award relates are not purchased by the Participant or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price of Shares acquired upon exercise of an Option granted pursuant to the Plan shall again be available for granting Awards. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 500,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.


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         (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

         (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

5.       Awards.

         (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions, including the type of Option granted, and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (i) Exercise Price. The exercise price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of Shares at the date of granting of such Option. The exercise price for Options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of granting of such Option, and the term of Options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such Option.

                  (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other property or a promissory note, which shall provide for interest at a rate not less than


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         the minimum rate required to avoid imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code, or any combination thereof, having a Fair Market
         Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

         (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

         (c) General.

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities or other property, or any combination thereof) and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

                  (iii) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution or the transfer or assignment of fully exercisable Awards for gifting purposes; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the


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         death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (iv) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

                  (v) Award Limitations Under the Plan. No Eligible Person, who is an employee of the Company at the time of grant, may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 200,000 Shares (subject to adjustment as provided in Section 4(c)), in the aggregate, in any calendar year period beginning with the period commencing January 1, 1998 and ending December 31, 1998. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

6.       Amendment and Termination; Corrections.

         (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, no amendment to the Plan will be made without the prior approval of the shareholders of the Company that: (i) requires shareholder approval under the rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; (ii) increases the number of shares authorized under the Plan as specified in Section 4(a); or
(iii) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 5(a)(i) and 5(b).

         (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any


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outstanding Award, prospectively or retroactively, without the consent of the
Participant or holder or beneficiary thereof, except as otherwise herein provided.

         (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

7.       Income Tax Withholding and Tax Bonuses.

         (a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant under the Plan, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise of an Award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such Award with a Fair Market Value equal to such taxes or (ii) delivering to the Company Shares other than the Shares issuable upon exercise of such Award with a Fair Market Value equal to such taxes.

         (b) The Committee shall have the authority, at the time of grant of an Award under the Plan or at any time thereafter, to approve tax bonuses to designated Participants to be paid upon their exercise of Awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

8.       Ten-Percent Shareholder Rule.

         Notwithstanding any other provision in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or its Affiliates (within the meaning of Section 424(e) or 424(f) of the Code), if any, then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirements of Section 422(c)(7) of the Code, the Option price shall be not less than 110% of the Fair Market Value of the Shares determined as described herein and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.


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9.       General Provisions.

         (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

         (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

         (c) No Rights of Shareholders. Neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until certificates for such Shares shall have been issued.

         (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

         (e) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of the Plan and any rules and regulations relating to the Plan.

         (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

         (g) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.


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         (i) No Fractional Shares. No stock certificate for a fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in connection with the issuance or delivery of any stock certificate pursuant to an Award, whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

10.      Effective Date of the Plan.

         The Plan shall be effective as of the date of its approval by the shareholders of the Company.

11.      Term of the Plan.

         Unless the Plan shall have been discontinued as provided in Section 6, the Plan shall terminate on November 19, 2008. No Award may be granted after such termination, but termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted.


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